                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|
Check the appropriate box:

|X|  Preliminary proxy statement

|_|  Definitive proxy statement
                                        |_|  Confidential, For Use of the
|_|  Definitive additional materials         Commission Only (as permitted by
                                             14a-6(e)(2))

|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          THE HARTCOURT COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

     |X| No fee required

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

     |_| Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, schedule or registration statement no.:

         (3) Filing party:

         (4) Date filed:

                          THE HARTCOURT COMPANIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MONDAY, AUGUST 15, 2005
                             10:00 A.M. PACIFIC TIME

                             3F, 710 Chang Ping Road
                             Shanghai, China 200040
                          Tel: (011) (86 21) 5213 8810
                          Fax: (011) (86 21) 5213 8870
                            http://www.hartcourt.com/




Dear Shareholder:

     You are invited to attend the Annual Meeting of the Shareholders of The Hartcourt Companies, Inc. (the "Company"), which will be held on Monday, August 15, 2005, at 10:00 a.m. Pacific time at Luxor Las Vegas, 3900 Las Vegas Boulevard South, Las Vegas, Nevada 89119 for the following purposes:

     1. To amend the Articles of Incorporation of the Company to increase the authorized number of shares of common stock by 185,000,000 shares and to eliminate the 1,000 authorized shares of Preferred Stock.

     2. To amend the Bylaws of the Company to set the term of office for directors to 2 years.

     3.   To elect 5 members of the Board of Directors.

     4. To ratify the appointment of Kabani & Company, Inc., as the Company's independent public accountants for the fiscal year ending May 31, 2006.

     5.   To approve the adoption of the 2005 Stock Option Plan.

     6. To transact such other business as may properly come before the meeting.

     The foregoing business items are more fully described in the following pages which are made part of this Notice. Shareholders of record at the close of business on Wednesday, June 15, 2005 are entitled to notice of, and to vote at, this meeting and any adjournment thereof. If you will not be attending the meeting, we request you vote your shares as promptly as possible. You may be eligible to vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy or voting instruction form in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person, even if he, she or it has already returned a Proxy.

                                       By order of the Board of Directors,


                                       Billy Y. N. Wang
                                       Chairman
Shanghai, China
July 25, 2005


IMPORTANT: WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                          THE HARTCOURT COMPANIES, INC.
                             3F, 710 Chang Ping Road
                             Shanghai, China 200040
                          Tel: (011) (86 21) 5213 8810
                          Fax: (011) (86 21) 5213 8870
                            http://www.hartcourt.com/

                               ------------------

             PROXY STATEMENT FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

     The accompanying proxy is solicited by the Board of Directors on behalf of The Hartcourt Companies, Inc., a Utah corporation, for use at the Annual Meeting of Shareholders to be held on Monday, August 15, 2005 at 10:00 a.m. Pacific time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This meeting will be held at Luxor Las Vegas, 3900 Las Vegas Boulevard South, Las Vegas, Nevada 89119. The date of this Proxy Statement is July 25, 2005, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders entitled to vote at the Annual Meeting.

GENERAL

CHANGE IN FISCAL YEAR

     On May 31, 2005, the Board of Directors approved a change in the Company's current fiscal year end from December 31 to May 31. A Transition Report on Form 10-K will be filed for the five-month transition period beginning January 1, 2005 and ending May 31, 2005 in accordance with SEC filing requirements for such report.

ANNUAL REPORT

     An annual report, filed on Form 10-KSB, for the fiscal year ended December 31, 2004, is enclosed with this Proxy Statement.

VOTING SECURITIES

     Only shareholders of record as of the close of business on June 15, 2005 will be entitled to vote at the meeting and any adjournment thereof. We refer to this date as the "Record Date." As of June 15, 2005, there were 193,738,462 shares of common stock of the Company issued and outstanding and common stock was the only class of voting securities outstanding. Shareholders may vote in person or in proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. A majority of all the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. In addition, the Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

HOUSEHOLDING

     In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission called "householding." Under this practice, shareholders who have the same address and last name will receive only one copy of the Company's proxy materials unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: The Hartcourt Companies, Inc.,3F, 710 Chang Ping Road, Shanghai, China 200040, Attn:
Secretary, Tel: (8621) 52138810. You may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

VOTING OF PROXIES

     All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

REVOCABILITY OF PROXIES

     Properly executed and unrevoked proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. Where no instructions are specified, the proxies will be voted in favor of all proposals set forth in the Notice of Meeting.

     Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

     1. Filing a written notice of revocation with the Secretary of Hartcourt, c/o Greenberg Traurig LLP, c/o: The Hartcourt Companies, Inc., 1900 University Avenue, 5th Floor, East Palo Alto, CA 94303, Attn: Larry Adkison;

     2. Filing with the Secretary of Hartcourt, c/o Greenberg Traurig LLP, c/o: The Hartcourt Companies, Inc., 1900 University Avenue, 5th Floor, East Palo Alto, CA 94303, Attn: Larry Adkison a properly executed proxy showing a later date; or

     3. Attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "WITHHELD FROM," "ABSTAIN," or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Although the law in Utah is unclear as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of Votes Cast for or against a proposal. Your broker will have discretionary authority to vote your shares on both proposals, which are routine matters.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN OUR 2006 PROXY MATERIALS. Shareholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some shareholder proposals may be eligible for inclusion in our 2006 Proxy Statement. Any such shareholder proposals must be submitted in writing to The Hartcourt Companies, Inc., Attn: Secretary, 3F, No.710 Chang Ping Road Shanghai, China 200040, no later than March 18, 2006 or the date which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Shareholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in our 2006 Proxy Statement.

     REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE BROUGHT BEFORE THE ANNUAL MEETING. The rules of the SEC also establish a deadline for submission of shareholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting. The discretionary vote deadline for the 2006 Annual Meeting is June 11, 2006, or the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a shareholder gives notice of such a proposal after the discretionary vote deadline, our Proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Annual Meeting.

                                 PROPOSAL NO. 1

    AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
     SHARES OF COMMON STOCK BY 185,000,000 AND TO ELIMINATE 1,000 SHARES OF
                           AUTHORIZED PREFERRED STOCK

     The Company's Articles of Incorporation, as amended, currently authorize the Company to issue 239,999,000 shares of common stock, par value US$0.001 per share. The Company proposes to amend the Articles of Incorporation to authorize an additional 185,000,000 shares of common stock. The additional 185,000,000 shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The Board of Directors believes it is desirable to increase the number of shares of common stock the Company is authorized to issue to provide the Company with adequate flexibility in the future to be able to consider certain corporate opportunities that may arise and would require that we have sufficient available shares to enter into such corporate opportunities that may include, among other things, acquisition transactions or strategic relationships. The Company has no present commitments, agreements, or intent to issue additional shares of common stock, other than with respect to currently reserved shares, in connection with transactions in the ordinary course of the Company's business, or shares which may be issued under the Company's stock option, stock purchase, and other existing employee benefit plans, including the Company's 2005 Stock Option Plan included as Proposal No. 5 in this proxy if approved by the shareholders, and in connection with outstanding warrants exercisable for up to a total of 30,000,000 shares of the Company's common stock.

     The Articles of Incorporation also currently authorize 1,000 shares of Original Preferred Stock. There are no shares of Original Preferred Stock currently outstanding and the Company has no intention of issuing the 1,000 shares of Original Preferred Stock that are currently authorized. Accordingly, the Board believes it is desirable to remove the authorization to issue the 1,000 shares of Original Preferred Stock from the Articles of Incorporation and to remove any references to the Original Preferred Stock from the Company's Statement of the Rights and Preferences of Common Stock, Original Preferred Stock and Class A Preferred Stock. The Articles of Incorporation currently authorize 10,000,000 shares of Class A Preferred Stock. The authority of the Company to issue shares of Class A Preferred Stock will not be affected by the amendment.

     If the shareholders approve this Proposal 1, the Statement of Rights would be amended to remove any reference to the Original Preferred Stock and the amended provision of the Articles of Incorporation would read as follows:

     "The total number of shares which the corporation shall have the authority to issue is 434,999,000, consisting of 424,999,000 shares of common stock, par value US$0.001 per share, and 10,000,000 shares of Class A Preferred Stock, having a par value of US$0.01 per share (the "Class A Preferred Stock")."

     The proposed increase in the authorized shares of common stock of the Company cannot occur unless shareholders approve the proposed amendment to
Article IV of the Company's Articles of Incorporation. The proposed amendment to
Article IV would permit the issuance of additional shares of common stock up to the new 424,999,000 maximum authorization without further action or authorization by shareholders (except as may be required in a specific case by law or rules of any exchange or quotation service that may be applicable to the Company). The Board believes it is prudent for the Company to have this flexibility. However, the issuance of additional shares of common stock might dilute, under certain circumstances, the ownership and voting rights of shareholders. The availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     Approval of this Proposal 1 will require the affirmative vote of the holders of at least a majority of the shares of common stock outstanding on the record date for the annual meeting.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL 1.

                                 PROPOSAL NO. 2

                  TO AMEND THE BYLAWS OF THE COMPANY TO SET THE
                    TERM OF OFFICE FOR DIRECTORS TO TWO YEARS

     The Company proposes to amend its Bylaws to change the term of office for the directors of the Company from one year to two years. The Company's current Bylaws state that the term of office for a director is one year. The reasons for this change are to maintain stability of the Board and to make it easier to retain Board members. The following summarizes the amendment to the current Bylaws that is subject to this Proposal 2.

     The proposed amendment would amend Article Three, Section Two of the current Bylaws to provide that the term of office for a director is two years. If the shareholders approve this Proposal 2, the amended provision of the Bylaws relating to the term of office of a director would read as follows:

     "SECTION TWO: The Board of Directors shall consist of 5 members to be elected by the shareholders at an annual meeting. The term of office shall be two years. Vacancies may be filled by the Board of Directors prior to the expiration of the term. Such appointment shall continue until the next annual meeting of shareholders."

VOTE REQUIRED

     Shareholder approval of this Proposal 2 is not required by our bylaws or other applicable legal requirement. However, our Board of Directors is submitting this Proposal 2 to shareholders for approval as a matter of good corporate practice. If the shareholders fail to approve the amendment, our Board of Directors will reconsider whether or not to change the term of the directors.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL 2.

                                 PROPOSAL NO. 3

                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of five directors. The nominees for election are Dr. Billy Y N Wang, Mr. Geoffrey Wei, Mr. Victor Zhou, Ms. Carrie Hartwick, and Dr. Wilson Wan Shou Li. Ms. Hartwick and Messrs. Wang, Wei and Li each were elected as members of our Board of Directors at the Company's last annual meeting. Mr. Zhou was appointed to fill a vacancy on the Board of Directors on December 21, 2004. Mr. Zhou was recommended as a nominee for the Company's Board of Directors by Dr. Wang, a non-employee director. If elected and if the Bylaws are amended as set forth in Proposal 2, each nominee will serve as a director until the Company's Annual Meeting of Shareholders in 2007, or until he or she earlier resigns or is earlier removed. If the Bylaws are not amended, each nominee will serve as a director until the Company's Annual Meeting of Shareholders in 2006, or until he or she earlier resigns or is earlier removed. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Board of Directors may designate.

     If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected. Broker non-votes will have no effect on the votes.

---------------------------------------------------------------------
    Director Name           Age     Position              Since
---------------------------------------------------------------------
    Billy Y N Wang          41      Director              2002
    Geoffrey Wei            38      Director              2002
    Victor Zhou             36      Director              2004
    Carrie Hartwick         44      Director              2004
    Wilson W. S. Li         43      Director              2004

     BILLY Y N WANG, age 41. Dr. Billy Y N Wang has been the Country Manager of NCH Corp China, a multi-national chemical company with more than three subsidiaries in China, since 1997. From 1994 to 1997, Dr. Wang was the President of Xibic Enterprises Ltd. and Senior Consultant at WCE, specializing in international business development and technology transfer. From 1991 to 1997, Dr. Wang served as the Advisor for the Office of International Trade of Washington D.C. Dr. Wang obtained his Masters and Doctorate degrees in Chemical Engineering from the University of Virginia, and Bachelors degree from the University of Massachusetts.

     GEOFFREY WEI, CICPA, age 38. Mr. Wei is a partner of WHCD Joint CPAs. From September 2002 to September 2004, Mr. Wei was the CFO of GreenWare Technologies Ltd. Mr. Wei was the interim CFO, Vice president and Chief Accountant for Netease.com Inc (Nasdaq NM: NTES) from February 2000 to September 2001. He also worked in audit, tax, and business advisory divisions at PriceWaterhouseCoopers and KPMG, both in China and abroad. Mr. Wei received his Bachelors degree from Beijing Polytechnic University.

     CARRIE HARTWICK, President, Chief Executive Officer, and Interim Chief Financial Officer, age 44. Ms. Hartwick joined Hartcourt at the end of December 2003 as CFO and President. She became the CEO in June 2004. Prior to her current position, she was the finance director of Dell China/HK from May 2000 to August 2003, and before that, served as the finance director of Gillette China and held various positions within Johnson & Johnson including Finance Controller for Johnson & Johnson Shanghai. Ms. Hartwick holds a Bachelor of Accounting degree from Rutgers University.

     WILSON LI, age 43. Dr. Li has been the First Vice President of Shenzhen Capital Group, the largest Chinese investment holding Company, since August 1999. Prior to that, he served in Shenzhen Planning Bureau. Dr. Li has extensive experience in fund management, risk control, investment, and international business. Dr. Li received his Masters degree in Social Science from Zhongshan University, Ph.D. in Management Science from Xian Jiaotong University and Ph.D. in Public Administration & Government Policy from the Chinese Academy of Social Science.

     VICTOR ZHOU, age 36. Mr. Zhou has been the President of Fixed Assets Investment of Huatai Securities, one of the top ten securities firms in China, since November 2003. He has been with Huatai Securities since 1997 and served in other senior management positions with increasing responsibilities. Before joining Huatai Securities, Mr. Zhou was the General Manager with Jiangsu Securities from 1993 until 1997. Mr. Zhou has extensive experiences in securities trading, private equity investment, and asset management. Mr. Zhou received his Bachelors degree in Economics from Hunan University and EMBA degree from China Europe International Business School.

COMPENSATION FOR NON-EMPLOYEE DIRECTORS

     Currently, our directors serve for a term of one year or until their earlier resignation or removal. In fiscal 2004, for attending Board meetings, we compensated our non-employee directors US$7,000 each year and US$500 for each meeting through the issuance of restricted shares of common stock at the closing market price of the common shares valued on first day of the calendar quarter. Additionally, we issued our former Chairman of the Board and Chief Executive Officer, David Chen, 10,008 shares of our common stock for his service on our Board.

     As of March 8, 2005, the Board approved compensation package for the Chairman of the Board, Dr. Wang, with US$50,000 of compensation each year for service on our Board pro rated on an annual basis, effective October 1, 2004, the date Dr. Wang became the Chairman. Additionally, Dr. Wang was granted an option exercisable for 5,000,000 shares of our common stock at an exercise price of US$0.09 per share, of which 2,500,000 shares vest on September 28, 2005 and the remaining shares vest on September 28, 2006, subject to Dr. Wang's continuing to provide services to the Company on such vesting dates. As of January 1, 2005 we compensate our other non-employee directors US$7,000 each year and an additional US$3,500 each year for each committee that a non-employee director serves on. Additionally, we compensate each non-employee director US$500 for each meeting through the issuance of restricted shares of common stock at the average closing market price of the common shares valued each month and issued on the first day of the calendar quarter. On March 9, 2005, each non-employee director, excluding the Chairman of the Board, was granted 100,000 stock options at exercise price US$0.09. The options granted to the non-employee directors vest on the one year anniversary of the date of grant. Annual compensation for Board and committee service by our non-employee directors, including the Chairman of the Board, was pro rated for the five-month transition period beginning January 1, 2005 and ending May 31, 2005.

     Ms. Hartwick is our only employee director. We do not pay any additional compensation to Ms. Hartwick for her service on our Board or a committee of our Board.

VOTE REQUIRED

     Directors will be elected by a plurality of the votes cast at the meeting. This means that the five nominees receiving the highest number of votes will be elected as directors. Votes withheld for any nominee will not be counted. Assuming a quorum is present, abstentions and broker non-votes will have no effect on the election of directors.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.


                             MANAGEMENT INFORMATION

NAMED EXECUTIVE OFFICER

       NAME       AGE              POSITION                     DATE HELD
--------------------------------------------------------------------------------
Carrie Hartwick    44    Director                           Since June 2004

                         Chief Executive Officer            Since June 2004

                         President                          Since November 2003

                         Interim Chief Financial Officer    Since April 14, 2005

NAMED EXECUTIVE OFFICER

     CARRIE HARTWICK, President and Chief Executive Officer, Interim Chief Financial Officer, age 44. Please see Ms. Hartwick's biography above.

BOARD OF DIRECTORS

     During the year ended December 31, 2004, the Board held nine meetings. No director attended fewer than 75% of the meetings of the Board and the committees on which he or she served.

COMPENSATION COMMITTEE

     Our Board of Directors adopted a written charter for the Compensation Committee in March 2004. A copy of the Compensation Committee charter is attached to this proxy statement as Appendix A. The Compensation Committee's function is to determine the appropriate policy for the company's executive pay and benefit programs, review the performance of the senior executive officers, discharge the Board's responsibilities relating to compensation of the Company's executives, and produce a report on executive compensation for inclusion in the company's annual report in accordance with applicable rules and regulations. Additionally, our Compensation Committee reviews, makes recommendations, maintains, and implements those grants of options promulgated by it and approved by the Board of Directors. Dr. Billy Wang and Mr. Geoffrey Wei comprise the membership of this committee. During the year ended December 31, 2004, the Compensation Committee held two meetings. For additional information regarding the Compensation Committee, see "Compensation Committee Report" in this Proxy Statement.

NOMINATION COMMITTEE

     Our Board of Directors formed a Nomination Committee and adopted its written charter in March 2004. A copy of the Nomination Committee charter is attached to this proxy statement as Appendix B. The Nomination Committee's function is to assist the Board of Directors in fulfilling its responsibilities to shareholders to ensure that at all times the composition, structure, and operation of the Board is of the highest standard. Ms. Carrie Hartwick and Dr. Billy Wang comprise the membership of this committee. Our Board of Directors has determined that Dr. Wang is "independent" and Ms. Hartwick is not "independent" under the listing requirements of The NASDAQ National Market. During the year ended December 31, 2004, the Nomination Committee held three meetings.

     POLICY FOR DIRECTOR RECOMMENDATIONS AND NOMINATIONS. The Nomination Committee considers candidates for Board membership suggested by members of our Board of Directors, management, and shareholders. It is the policy of the Nomination Committee to consider recommendations for candidates to our Board of Directors from shareholders who have submitted: the candidate's name; home and business contact information; detailed biographical data and qualifications; information regarding any relationships between the candidate and the Company within the last three years; and evidence of the nominating person's ownership or beneficial ownership of the Company stock and amount of stock holdings. The Nomination Committee will consider persons recommended by our shareholders in the same manner as a nominee recommended by our Board of Directors, individual Board members, or management.

     In addition, a shareholder may nominate a person directly for election to our Board of Directors at an annual meeting of our shareholders provided the shareholder meets the requirements set forth the rules and regulations of the Securities and Exchange Commission related to shareholder proposals. The process for properly submitting a shareholder proposal, including a proposal to nominate a person for election to our Board of Directors at an annual meeting, is described above in the section entitled "Deadline for Receipt of Shareholder Proposals."

     Where the Nomination Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nomination Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management. In its evaluation of director candidates, including the members of our Board of Directors eligible for re-election, the Nomination Committee considers a number of factors, including the following:

     o the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board; and

     o such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

     In connection with its evaluation, the Nomination Committee determines whether it will interview potential nominees. After completing the evaluation and review, the Nomination Committee approves the nominees for election to our Board of Directors.

AUDIT COMMITTEE

     The Audit Committee's function is to review with the Company's independent public accountants and management the annual financial statements and independent public accountants' opinion. Its responsibilities include reviewing the scope and results of the examination of the Company's financial statements by the independent public accountants, approving all professional services performed by the independent public accountants and all related fees paid in connection with such services and recommending the retention of the independent public accountants to the Board, subject to ratification by the shareholders. Additionally, the Committee periodically reviews the Company's accounting policies, internal accounting and financial controls. During the year ended December 31, 2004, the Audit Committee held four meetings.

     Our Board of Directors adopted a written charter for the Audit Committee in March 2004. A copy of the Audit Committee charter is attached to this proxy statement as Appendix C. Our Audit Committee currently consists of Messrs. Wei and Zhou. Until March 8, 2005, Geoffrey Wei and Dr. Billy Wang comprised our Audit Committee. On March 8, 2005, Dr. Billy Wang relinquished his duties as a member of the Audit Committee and was replaced by another Board member, Victor Zhou. Our Board of Directors has determined that Geoffrey Wei is an "audit committee financial expert," as defined in the rules of the Securities and Exchange Commission. Our Board of Directors has determined that Geoffrey Wei and Victor Zhou are "independent," pursuant to the listing requirements of The NASDAQ National Market. Geoffrey Wei serves as chairman of our Audit Committee. For additional information regarding the Audit Committee, see "Audit Committee Report Year Ended December 30, 2004." The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the independent accountant's independence. Based on the review and discussions with management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission. Two members of our Board of Directors serve on our Audit Committee.

SHAREHOLDER COMMUNICATIONS WITH OUR BOARD DIRECTORS

     Shareholders may communicate directly with our Board of Directors by writing to them: c/o The Hartcourt Companies, Inc., 3F, No.710 Chang Ping Road Shanghai, China 200040. Unless the communication is marked "confidential", our Secretary will monitor these communications and provide appropriate summaries of all received messages to the chairperson of our Nomination Committee. Any shareholder communication marked "confidential" will be logged as "received," but will not be reviewed by the Secretary. Such confidential correspondence will be immediately forwarded to the Chairperson of the Nomination Committee for appropriate action. Where the nature of a communication concerns questionable accounting or auditing matters directed directly to the Audit Committee, our Secretary will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in the Company's shareholder communications log.

POLICY REGARDING BOARD ATTENDANCE AT THE ANNUAL MEETING

     We encourage each of our directors to attend the annual meeting of shareholders. Three of our directors attended last year's annual meeting of shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 9, 2005, we entered into an employment agreement with Ms. Hartwick. The agreement provides for annual salary of US$150,000 in cash, plus the grant of an option to purchase up to 15 million shares of our common stock at a price of US$0.09 per share. Pursuant to the terms of the 15,000,000 share option granted to Ms. Hartwick, (i) options to purchase 7,500,000 shares of our common stock vested on April 3, 2005, (ii) options to purchase 6,000,000 shares of our common stock vest in two equal installments of 3,000,000 options each upon each new business acquisition of the Company, and (iii) options to purchase 1,500,000 shares of our common stock vest upon a full profitable year of the Company. The 15,000,000 shares option grant to Ms. Hartwick expires on March 9, 2010.

     On March 8, 2005, the Board approved a new compensation package for the Chairman of the Board, Dr. Billy Wang. The compensation package includes an annual payment of US$50,000 effective as of October 1, 2004, the date Mr. Wang became Chairman of the Board, and an option exercisable for 5,000,000 shares of our common stock, of which 2,500,000 shares vest on September 28, 2005 and the remaining shares vest on September 28, 2006, subject to Dr. Wang's continuing to provide services to the Company on such vesting dates. Mr. Wang's annual compensation for service as our Chairman of the Board was pro rated for the five-month transition period beginning January 1, 2005 and ending May 31, 2005.

     During 2004, we provided management services to Huaqing, our 51% owned subsidiary, with service fee of US$342,879.

     During 2004, Huaqing, a 51% owned subsidiary of the Company, sold US$2,310,490 of monitors to its minority shareholder (Shanghai Huaqing Economic Development Co., Ltd) under normal commercial terms. During 2004, Huaqing also sold US$3,275,076 monitors to GuoWei, a subsidiary that was subsequently sold pursuant to normal commercial terms.

     During 2004, we issued (i) an aggregate of 105,080 restricted shares of common stock valued at US$55,000 to Ms. Hartwick, (ii) an aggregate of 17,863 restricted shares of common stock valued at US$10,000 to Dr. Billy Wang, (iii) an aggregate of 18,683 restricted shares of common stock valued at US$10,500 to Mr. Wei, (iv) an aggregate of 95,219 restricted shares of common stock valued at US$48,500 to Mr. Chen, our former Chief Executive Officer and Chairman of the Board, (v) an aggregate of 10,800 restricted shares of common stock valued at US$5,500 to Mr. Victor Wang, a former member of our Board of Directors, (vi) an aggregate of 5,093 restricted shares of common stock valued at US$2,750 to Mr. Phan, our former Chairman of the Board, for his service as a director from July, 2003 to August, 2003, the date on which his service as a director ended, (vii) an aggregate of 9,601 restricted shares of common stock valued at US$5,500 to Mr. Xiao Li, a former member of our Board of Directors, and (viii) an aggregate of 19,609 restricted shares of common stock valued at US$11,000 to Mr. Tang, a former member of our Board of Directors, in lieu of compensation and services.

     On December 25, 2003, we and a group of Chinese citizens entered into a stock purchase agreement pursuant to which we agreed to sell to the group 4,605,816 shares of our common stock pursuant to an offshore transaction under Regulation S, at US$0.40 per share, of which US$1,386,382 was paid and of which US$455,945 was to be paid on June 30, 2004. The Chinese investors did not pay the last installment of US$455,945 and, as a result, have agreed to return 1,139,863 shares of our common stock for cancellation by the Company to satisfy their outstanding obligation. All of the Chinese citizens are the shareholders, or relatives of the shareholders, of our subsidiaries; these citizens are Guan Xue Fang, Li ZhengZheng, Xu HuiZhen, Zhang Hui, Liu Jianqiang, and Qiu Jiaqi.

     During 2004, we issued 696,342 restricted shares of common stock to David Chen, our former Chief Executive Officer and Chairman of our Board in connection with the cashless exercise of a stock option exercisable for an aggregate of 1,000,000 shares of our common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representation from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% shareholders were in compliance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows shares of our common stock that we believe are owned as of June 15, 2005 by:

o Each shareholder owning 5% or more of our common stock,

o Each Named Executive Officer,

o Each director, and

o All current directors and executive officers as a group.

     We calculated the "Percent of Class" based on 193,738,462 shares of common stock outstanding on June 15, 2005. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of June 15, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the number of shares of common stock beneficially owned by that person, as well as the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


   -----------------------------------------------------------------------------
        NAME & ADDRESS OF           AMOUNT AND NATURE OF
       BENEFICIAL OWNER(1)         BENEFICIAL OWNERSHIP(2)    PERCENT OF CLASS
   -----------------------------------------------------------------------------

   Ever Growth Holdings Ltd.(3)    17,142,857                8.8%
   -----------------------------------------------------------------------------

   Billy Wang                      193,440                   *
   -----------------------------------------------------------------------------

   Carrie Hartwick                 15,112,973(4)             7.2%
   -----------------------------------------------------------------------------

   Geoffrey Wei                    109,851                   *
   -----------------------------------------------------------------------------

   Victor Zhou                     32,860                    *
   -----------------------------------------------------------------------------

   Wilson Li                       43,678                    *
   -----------------------------------------------------------------------------

   All Executive Officers and      15,492,802(5)             7.4%
   Directors as a Group
   (5 persons)
   -----------------------------------------------------------------------------

* Indicates ownership of less than 1%.
(1) Unless otherwise indicated, the address for each beneficial owner listed above is c/o The Hartcourt Companies, Inc., 3/F, No. 710 Chang Ping Road, Shanghai 200040, China.
(2) Unless indicated in the notes, each shareholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power.
(3) Principal address is 12F, Tower B, Neptune Mansion, Nan You Road, Nan Shan District, Shen Zhen 518054, China.

(4) Shares beneficially owned by Ms. Hartwick include (a)112,973 shares of common stock held by Ms. Hartwick and (b) options to purchase 15,000,000 shares of our common stock exercisable within 60 days of June 15, 2005, of which (i) 7,500,000 options were fully vested as of April 3, 2005, (ii) 6,000,000 options vest in two equal installments of 3,000,000 options each upon each new business acquisition of the Company, and (iii) 1,500,000 options vest upon a full profitable year of the Company.
(5) Includes options to purchase 15,000,000 shares of our common stock issued to Ms. Hartwick as described in note (4) above.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

During fiscal 2004, no options were granted under out 1995 stock option plan; however, On June 3, 2004, our Board of Directors granted Mr. Chen an option to purchase up to 3,000,000 shares of our common stock at a price of US$0.30 per share for a two year period from the date of grant as severance package. On the same date, Mr. Chen voluntarily gave up the right to exercise his 3,000,000 options granted to him as a part of his 2003-2004 employment contract. The options granted to Mr. Chen expired pursuant to its terms on the date that was 90 days after Mr. Chen relinquished his duties as Chief Executive Officer.


SUMMARY COMPENSATION TABLE

     The following table shows the compensation paid or awarded to all individuals serving as our executive officers during our 2003 and 2004 fiscal years and those officers or key employees who were employed during the year ended December 31, 2004 whose total annual salary and bonus during that year exceeded US$100,000.

----------------------------------------------------------------------------------------------------------------
                                       SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------
                                                                     Other Annual          Compensation Awards
                                                          Bonus      Compensation         Securities Underlying
Name and Principal Position     Year     Salary (US$)     (US$)        (US$)(1)                 Options (#)
----------------------------------------------------------------------------------------------------------------
Carrie Hartwick, Chief        2004(2)     137,500(3)        -              -                    60,000(4)-
Executive Officer,            2003(5)       10,000          -              -                    1,000,000
President and Interim           2002          N/A          N/A            N/A                      N/A
Chief Financial Officer

David Y Chen, Former Chief    2004(6)       75,000          -              -                        -
Executive Officer and         2003(7)       137,500         -              -                    3,000,000
Chairman of the Board         2002(8)       70,000          -              -                    2,000,000

(1) Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.
(2) On March 9, 2005, we entered into an employment agreement with Ms. Hartwick. The agreement provides for annual salary of US$150,000 in cash, effective as of June 3, 2004, plus the grant of an option to purchase up to 15,000,000 shares of our common stock at a price of US$0.09 per share. Pursuant to the terms of the 15,000,000 share option grant to Ms. Hartwick, (i) options to purchase 7,500,000 shares of our common stock vested on April 3, 2005, (ii) options to purchase 6,000,000 shares of our common stock vest in two equal installments of 3,000,000 options each upon each new business acquisition of the Company, and (iiii) options to purchase 1,500,000 shares of our common stock vest upon a full profitable year of the Company. The 15,000,000 share option grant to Ms. Hartwick expires on March 9, 2010.
(3) Compensation includes (i) cash payments of US$60,000, (ii) restricted stock grant of 45,080 shares of our common stock valued at US$25,000 at the date of issuance, and (iii) is owed back pay of $52,500.
(4) On April 1, 2004, Ms. Hartwick was issued 60,000 shares of our common stock, valued at US$0.50 per share, as her bonus for 2004.

(5) On December 1, 2003, the date on which Ms. Hartwick's employment began, we entered into an employment agreement with her. This agreement had a one-year term, from December 1, 2003 to November 30, 2004. The agreement provides for an annual salary of US$120,000, plus the grant of an option to purchase up to 1,000,000 shares of our common stock at a price of US$0.65 a share exercisable for a 12-month period from the date of grant and upon completion of her one-year term. Fifty percent of Ms. Hartwick's annual salary was paid in cash of $5,000 and the balance was paid in 7,893 shares of our common stock. The value assigned to shares of common stock payable to Ms. Hartwick in connection with her annual salary was the average 20-day trading price prior to the first of each month for the salary owed that month.
(6) Mr. Chen relinquished his duties as Chief Executive Officer of the Company to Ms. Hartwick on June 3, 2004, and his position as Chairman of the Board in September 2004. The US$75,000 payment to Mr. Chen represents compensation paid to Mr. Chen for his service to the Company as Chief Executive Officer through June 3, 2004. Fifty percent of Mr. Chen's salary was paid in cash of $37,500 and the balance was paid in 75,610 shares of our common stock.
(7) On May 7, 2003, we entered into an employment agreement with David Y. Chen, Chief Executive Officer, regarding the terms of his employment. This agreement had a one-year term from June 1, 2003 to May 31, 2004. The agreement provided for an annual salary of US$150,000, plus the grant of an option to purchase up to 3 million shares of our common stock at a price of US$0.48 a share exercisable for a 12-month term from the date of grant and upon completion of his one-year term. Fifty percent of Mr. Chen's annual salary was paid in cash and the balance was paid in shares of our common stock. The conversion price was the average 20-day trading price prior to the first of each month for the salary owed that month. On June 3, 2004, our Board of Directors granted Mr. Chen an option to purchase up to 3,000,000 shares of our common stock at a price of US$0.30 per share for a two year period from the date of grant as severance package. On the same date, Mr. Chen voluntarily gave up the right to exercise his 3,000,000 options granted to him as a part of his 2003-2004 employment contract, which would have expired 90 days after he relinquished his duties as the Chief Executive Officer.
(8) On June 1, 2002, we entered into an employment agreement with David Y. Chen, regarding the terms of his employment. This agreement had a one-year term from June 1, 2002 to May 31, 2003. The agreement provided for an annual salary of US$120,000, plus the grant of an option to purchase up to 2 million shares of our common stock at a price of US$0.10 cents per share, applicable for a 12-month period from the date of grant upon completion of his one-year term. Fifty percent of Mr. Chen's annual salary was payable in cash and the balance was payable in shares of our common stock. In 2002, Mr. Chen received US$10,000 in cash, 450,000 shares of our common stocks valued at US$31,500 on the date of issuance. From January 1, 2003 to May 31, 2003, Mr. Chen received US$30,000 in cash and 1,025,744 shares of our common stocks valued at US$48,500 at the time of issuance. On December 31, 2003 and January 5, 2004, Mr. Chen exercised options and received a total of 696,342 shares of our restricted common stock through a cashless exercise transaction with the then market value of US$430,000.


1995 STOCK OPTION PLAN

     During fiscal 2004, no options were granted under our 1995 Stock Option Plan. However, on June 3, 2004, the Board of Directors granted 3,000,000 shares of stock options at US$0.30 per share as Mr. Chen's severance pay. The stock options will expire on June 2, 2006.

     As of March 2005, our 1995 Stock Option Plan terminated pursuant to the terms of such plan.


EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     The current senior management consists of Carrie Hartwick. She is the Chief Executive Officer, President, and interim Chief Financial Officer. Ms. Hartwick's employment agreement provides for a two year term of employment effective until June 2, 2006.

     On December 1, 2003, the Company appointed Ms. Carrie Hartwick as its President and Chief Financial Officer and agreed to provide salary, shares option, and other fringe benefits through November 30, 2004. Minimum salary payments under the contract amounted to US$120,000 per year. Payments to Ms. Hartwick were to be made in equal monthly installments of US$5,000 cash and US$5,000 worth of the Company's common shares on the first day of each month. The average 20 days trading price of the Company prior to the first day of each month was used to calculate the equity compensation amount. From January 2004 to May 2004, as President and CFO, Ms. Hartwick received US$25,000 cash and 45,080 shares of common stock of Hartcourt (valued as per the above criteria at US$25,000) for her compensation.

Effective as of June 3, 2004, Carrie Hartwick was also appointed as Chief Executive Officer of the Company. A new employment agreement superseding her prior agreement was signed on March 9, 2005. The annual compensation pursuant to Ms. Hartwick's new employment agreement is US$150,000 payable in equal monthly installment of US$12,500 cash. For the period of employment from June 3, 2004 to December 31, 2004, Ms. Hartwick received US$35,000 cash for her compensation and the remaining US$52,500 had not yet paid to Ms. Hartwick. Additionally, Ms. Hartwick was granted an option to purchase 15,000,000 shares of common stock at US$0.09 per share. Pursuant to the terms of the 15,000,000 share option grant to Ms. Hartwick (i) options to purchase 7,500,000 shares of our common stock vested on April 3, 2005, (ii) options to purchase 6,000,000 shares of our common stock vest in two equal installments of 3,000,000 options each upon each new business acquisition of the Company, and (iii) options to purchase 1,500,000 shares of our common stock vest upon a full profitable year of the Company. The 15,000,000 share option grant to Ms. Hartwick expires on March 9, 2010. If Ms. Hartwick is terminated without her consent within 12 months following our change in control, she will receive severance in an amount equal to 12 months of her then base salary in a lump sum on the termination date, continuation of benefits for a six month period and accelerated vesting on all of her options.

     On January 5, 2005, the Company appointed Mr. Richard Hyland as Interim Chief Financial Officer. Ms. Carrie Hartwick relinquished her duties as CFO on the same date. Mr. Richard Hyland's Employment Agreement includes an annual base salary of US$20,000, payable by equal monthly installment of US$833 cash and US$833 worth of the Company's common shares on the first day of each month. The average 20 days trading price of the Company prior to the first day of each month will be used to calculate this compensation amount. In addition, Mr. Hyland was granted 100,000 stock options at US$0.15 per share. On April 11, 2005, Mr. Hyland resigned from the position of Interim Chief Financial Officer due to cultural and language barriers working in China as well as his inability to commit the necessary time in Shanghai, the location of Hartcourt's headquarters. Mr. Hyland received $2,675 and 21,509 shares of common stock of Hartcourt (valued at US$2,765) as compensation.

     Our Board of Directors appointed Carrie Hartwick as Interim Chief Financial Officer, effective April 14, 2005, while Hartcourt continues to search for a new Chief Financial Officer.

                          REPORT OF THE AUDIT COMMITTEE

     We, the members of the Audit Committee, assist the Board of Directors in its oversight of Hartcourt's financial accounting, reporting and controls. We also evaluate the performance and independence of Hartcourt's independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. We have included a copy of the current charter as Appendix C to this proxy statement. We would like to remind our shareholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

     Hartcourt's management is responsible for the preparation, presentation and integrity of Hartcourt's financial statements, including setting the accounting and financial reporting principles and designing Hartcourt's system of the internal control over financial report. Hartcourt's independent registered public accounting firm, Kabani & Company, Inc., is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. We oversee the processes.

     We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and the independent registered public accounting firm. We also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended. We received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Kabani & Company, Inc. their independence.

     Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to in this report and in the charter, we recommended to the Board of Directors that the audited financial statements be included in Hartcourt's Annual Report on Form 10-KSB for fiscal 2004. We also selected Kabani & Company, Inc. as our independent registered public accounting firm for fiscal 2005.

                                          AUDIT COMMITTEE MEMBERS

                                          Geoffrey Wei, Chairman
                                          Victor Zhou

                                 PROPOSAL NO. 4

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Kabani & Company, Inc., as the independent registered auditors to audit our financial statements for the fiscal year ending May 31, 2006 and recommends to shareholders that they ratify that appointment.

     On December 30, 2004, the audit committee of our Board of Directors appointed Kabani & Company, Inc. (Kabani) as the Company's registered independent public accounting firm. During our two most recent fiscal years and the period from the end of the most recent fiscal year to the date of the appointment of Kabani, neither we nor anyone acting on our behalf consulted with Kabani with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     On December 29, 2004, Loral International Certified Public Accountants (Loral) informed us that it was resigning as our independent public auditor effective immediately. Loral was appointed as our independent public auditors on August 15, 2003. The decision to appoint Loral was approved by our Board of Directors. Loral served as our independent auditor for the years ended December 31, 2003 and 2002. Loral's audit reports on our consolidated financial statements for the years ended December 31, 2003 and 2002 contained qualified opinions expressing substantial doubt about the Company's ability to continue as a going concern. Additionally, Loral's 2003 audit report contained the following disclaimer:

     "During the year ended December 31, 2003, the Company acquired four (4) foreign subsidiaries located in China. All the acquired companies were privately held by foreign owners without the US accounting knowledge. Consequently, different sets of accounting records were noted. As of December 31, 2003, Hartcourt does not file its US federal and state tax returns for the year ended December 31, 2002. We have not audited Hartcourt foreign tax liabilities of China, for the years ended December 31, 2003 and 2002 (See Note # 23, Income Taxes)."

     In connection with the audits of our most recent two years ended December 31, 2003 and 2002 and during the period from January 1, 2004 until Loral's resignation, there were no disagreements between Loral and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, that, if not resolved to the satisfaction of Loral, would have caused Loral to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years.

     We requested that Loral furnish a letter addressed to the SEC stating whether or not Loral agrees with the statements made above and, if not, stating the respects in which it does not agree. A copy of this letter, dated December 29, 2004, is incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 6, 2005. A copy of Loral's response to such letter, dated December 29, 2004, is incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 20, 2005. We have authorized Loral to respond fully to all inquiries of the Company's successor accountants concerning the explanatory paragraph in Loral's 2002 and 2003 audit reports and the disclaimer in its 2003 audit report.

     The Board of Directors is submitting its selection of Kabani & Company, Inc. as its independent auditors for ratification by the shareholders at the Annual Meeting. A representative of Kabani & Company, Inc. may be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PERFORMED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     It is the policy of the Audit Committee to pre-approve at the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit Committee authorizes specific projects within categories of services, subject to a budget for each category. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditor and management report to the Audit Committee actual fees versus the budget periodically throughout the fiscal year. The Audit Committee pre-approved 100% of the audit and non-audit services performed by Kabani & Company, Inc. for Hartcourt in fiscal 2004.

AUDIT AND RELATED FEES

     The following table is a summary of the fees billed to us by Kabani & Company, Inc. for professional services for the years ended December 31, 2004 and December 31, 2003 (Kabani & Company, Inc. was selected as our independent auditor on December 30, 2004 upon the resignation of our former accountants, Loral International LLP):

        ------------------------------------------------------------------------
                                          FY 2004               FY 2003
        ------------------------------------------------------------------------
        AUDIT FEES                    US$165,000           -
        AUDIT-RELATED FEES            -                    -
        TAX FEES                      -                    -
        ------------------------------------------------------------------------
        ALL OTHER FEES                -                    -
        ------------------------------------------------------------------------
                               TOTAL  US$165,000           -

     The following table is a summary of the fees billed to us by Loral International LLP, our former auditors, for professional services for the years ended December 31, 2004 and December 31, 2003 (Loral International LLP resigned as our independent auditor on December 29, 2004):

        ------------------------------------------------------------------------
                                          FY 2004               FY 2003
        ------------------------------------------------------------------------
        AUDIT FEES                    US$40,000            US$150,000
        AUDIT-RELATED FEES            US$3,500             -
        TAX FEES                      -                    -
        ------------------------------------------------------------------------
        ALL OTHER FEES                -                    -
        ------------------------------------------------------------------------
                               TOTAL  US$43,500            US$150,000

     AUDIT FEES. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by Kabani & Company, Inc. in connection with statutory and regulatory filings or engagements.

     AUDIT-RELATED FEES. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under "Audit Fees."

     TAX FEES. Consists of fees billed for professional services including assistance regarding federal, state and international tax compliance and related services.

     ALL OTHER FEES. Consists of fees billed for special investigation services requested by the Board of Directors concerning management and accounting practices.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Shareholder ratification of the selection of Kabani & Company, Inc. as our independent auditors is not required by our bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of Kabani & Company, Inc. to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

     The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote "against" this proposal, and broker non-votes will have no effect on the outcome of the vote. Our Board of Directors has unanimously approved this proposal and recommends that shareholders vote "FOR" the ratification of the selection of Kabani & Company, Inc. as independent registered auditors.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR
                                 OF PROPOSAL 4.

                                 PROPOSAL NO. 5

                APPROVAL OF THE COMPANY'S 2005 STOCK OPTION PLAN

     We are asking you to approve the 2005 Stock Option Plan, which we refer to as the 2005 plan. Our 1995 Stock Option Plan expired pursuant to its terms in March 2005. If approved by shareholders, the 2005 Plan will become Hartcourt's only plan for providing stock-based incentive compensation to our eligible employees and non-employee directors. The 2005 plan is intended to meet Hartcourt's objective of balancing shareholder concerns about dilution with our need to continue to provide appropriate incentives to achieve company performance objectives. Our Board of Directors believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the shareholders and to create long-term shareholder value. Our Board of Directors believes that the 2005 plan increases our ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help us recruit, reward, motivate and retain talented personnel.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the proposal. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. The Company's named executive officers and directors have an interest in this proposal.

MATERIAL FEATURES OF THE 2005 STOCK OPTION PLAN

     The material features of the 2005 plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2005 plan. Shareholders are urged to read the actual text of the 2005 plan in its entirety, which is set forth as Appendix D to this proxy statement.

BACKGROUND AND PURPOSE

     The terms of the 2005 plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock-related awards and performance awards that may be settled in cash, stock, or other property.

     The purpose of the 2005 plan is to provide a means by which employees, directors, and consultants of our company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

SHARES AVAILABLE FOR AWARDS

     The total number of shares of our common stock that may be subject to awards under the 2005 plan is equal to 35,000,000 shares, plus (i) the number of shares with respect to which awards previously granted under the2005 Plan that terminates without the issuance of the shares or where the shares are forfeited or repurchased; (ii) with respect to awards granted under the 2005 Plan, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award and (iii) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2005 Plan.

LIMITATIONS ON AWARDS

     The 2005 plan imposes individual limitations on certain awards, in part to comply with Section 162(m). Under these limitations, no more than 15,000,000 shares of stock may be granted to an individual during any fiscal year pursuant to any awards granted under the 2005 plan. The maximum amount that may be earned by any one participant as a Performance Award (payable in cash) or other cash award for a performance period is US$5,000,000.

CAPITALIZATION ADJUSTMENTS

     In the event that a dividend or other distribution (whether in cash, shares of our common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects our common stock, so that an adjustment, substitution or exchange is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust the kind and number of (1) the shares available under the 2005 plan, and (2) subject to limitations on awards described in the preceding paragraph, adjust all outstanding awards, including adjustments to the number of shares and the exercise prices of options and other affected terms of awards. The plan administrator is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.

ELIGIBILITY

     The persons eligible to receive awards under the 2005 plan consist of officers, directors, employees, and independent contractors of our company and those of our affiliates. However, incentive stock options may be granted under the 2005 plan only to our employees, including officers, and those of our affiliates.

ADMINISTRATION

     Our Board of Directors will administer the 2005 plan unless our Board of Directors delegates administration of the 2005 plan to a committee of our Board of Directors. Together, our Board of Directors and any committee(s) delegated to administer the 2005 plan, including the compensation committee, are referred to as the plan administrator. Our Board of Directors may require, in its discretion, that the committee members to be "non-employee directors" as defined by Rule 16b-3 of the Securities Exchange Act, "outside directors" for purposes of Section 162(m), and independent as defined by the Nasdaq or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the 2005 plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 plan, and make all other determinations that may be necessary or advisable for the administration of the 2005 plan. The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient and any amendment to reduce the exercise price of stock options or stock appreciation rights will be subject to shareholder approval.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and non-qualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares (so long as the plan administrator determines that the payment with shares will not cause a financial accounting charge), and outstanding awards or other property having a fair market value equal to the exercise price. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.

RESTRICTED STOCK AND STOCK UNITS

     The plan administrator is authorized to grant restricted stock and stock units. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our shareholders, unless otherwise determined by the plan administrator. An award of a stock unit confers upon a participant the right to receive shares of our common stock at the end of a specified period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of a stock unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

DIVIDEND EQUIVALENTS

     The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the plan administrator.

BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

     The plan administrator is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for the company or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2005 plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.

OTHER STOCK-BASED AWARDS

     The plan administrator is authorized to grant awards under the 2005 plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.

PERFORMANCE AWARDS

     The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator. In addition, the 2005 plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be "covered employees" (as defined below) may, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as "performance-based" compensation not subject to the limitation on tax deductibility by us under
Section 162(m). For purposes of Section 162(m), the term "covered employee" means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the Commission. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee rather than our Board of Directors.

     Subject to the requirements of the 2005 plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our consolidated financial statements, and/or those of our affiliates, or for our business units and/or those of our affiliates (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for such Performance Awards (including for awards designed to comply with the performance-based compensation exception to Section 162(m)): (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income, pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest incomer or expense, unusual items and income taxes, local , state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. For covered employees, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m).

OTHER TERMS OF AWARDS

     Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the plan administrator. Awards under the 2005 plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The plan administrator is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2005 plan. The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the plan administrator may, in its discretion, permit transfers of nonqualified stock options for estate planning or other purposes subject to any applicable legal restrictions.

     The plan administrator may cancel awards granted under the 2005 plan in exchange for a payment of cash or other property. The plan administrator, in its sole discretion, will determine the terms of any exchange of or purchase of an award.

ACCELERATION OF VESTING; CHANGE IN CONTROL

     The plan administrator, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a "change in control," as defined in the 2005 plan. In addition, the plan administrator may provide in an award agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any "change in control." The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by us or our successor without "cause" or terminates for "good reason."

     To the extent we undergo a corporate transaction, the 2005 plan provides that outstanding awards may be assumed, substituted for or continued in accordance with their terms. If the awards are not assumed, substituted for or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction. Any awards that will terminate immediately prior to the close of the corporate transaction will become fully vested and exercisable, if applicable, immediately prior to and contingent upon the effective time of the corporate transaction. The plan administrator may, in its discretion, either cancel the outstanding awards in exchange for a cash payment or vest all or part of the award contingent on the corporate transaction.

     AMENDMENT AND TERMINATION

     Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 2005 plan or the plan administrator's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2005 plan will terminate on the earlier of (1) ten years after the later of (x) its adoption by our Board of Directors, and (y) the approval of an increase in the number of shares reserved under the 2005 plan by our Board of Directors (contingent upon such increase being approved by our shareholders) and (2) such time as no shares of our common stock remain available for issuance under the 2005 plan and we have no further rights or obligations with respect to outstanding awards under the 2005 plan. Amendments to the 2005 plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

     The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2005 plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

NONQUALIFIED STOCK OPTIONS

     Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee's capital gain holding period for those shares will begin on that date.

     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

INCENTIVE STOCK OPTIONS

     The 2005 plan provides for the grant of stock options that qualify as "incentive stock options," which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

     If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

     We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

STOCK AWARDS

     Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

     The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

STOCK APPRECIATION RIGHTS

     We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options, which we refer to as tandem stock appreciation rights, under the 2005 plan.

     With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date; and if the recipient receives the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock on the day it is received. If the recipient receives the appreciation inherent in the stock appreciation rights in cash and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

     We have not and do not plan to grant any tandem stock appreciation rights, due to the adverse tax consequences of such awards under Section 409A of the Code.

     Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

STOCK UNITS

     Generally, the recipient of a stock unit will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. The stock subject to a stock unit aware may only be delivered upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, in addition to the tax treatment described above, there will be an additional twenty percent excise tax and interest on any taxes owed.

     The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized either when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

DIVIDEND EQUIVALENTS

     Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.

SECTION 162 LIMITATIONS

     Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds US$1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term "covered employee" means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the Commission.

     Certain kinds of compensation, including qualified "performance-based" compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board of Directors consisting solely of "outside directors" and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the 2005 plan under which the award is granted is approved by shareholders. A stock option or stock appreciation right may be considered "performance-based" compensation as described in previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

     The regulations under Section 162(m) require that the directors who serve as members of the committee must be "outside directors." The 2005 plan provides that directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) our current employees or those of one of our affiliates,
(ii) our former employees or those of one of our affiliates who is receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) our current and former officers or those of one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and
(v) any other person who is not otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under
Section 162(m) is generally NARROWER than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

STOCK OPTION PLAN BENEFITS

     Benefits obtained by our employees under our stock option plans are made on a discretionary basis by the plan administrator. Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the 2005 plan in 2005. As of July 25, 2005, no shares had been issued on the basis of the proposed 2005 Plan subject to this proposal.

     During fiscal 2004, no options were granted under our 1995 Stock Options Plan. However, on June 3, 2004, The Board of Directors granted 3,000,000 stock options at US$0.30 per share to Mr. Chen, our former Chief Executive Officer, as his severance pay. The stock options will expire on June 2, 2006.

EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004, including the 1995 Stock Plan.

----------------------------------------------------------------------------------------------------------------------
                                        EQUITY COMPENSATION PLAN INFORMATION
----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of securities
                                                                                          remaining available for
                                                                                          future issuance under
                                Number of securities to be   Weighted average exercise    equity compensation plans
                                issued upon exercise of      price of outstanding         (excluding securities
                                outstanding options,         options, warrants and        reflected in column (a))
                                warrants and rights (a)      rights (b)                   (c)
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans       300,000                      US$1.00                      N/A
approved by security holders
----------------------------------------------------------------------------------------------------------------------
Equity  compensation plans not  7,000,000                    US$0.25                      N/A
approved by security holders
----------------------------------------------------------------------------------------------------------------------
Total                           7,300,000                    US$0.28                      N/A
----------------------------------------------------------------------------------------------------------------------


VOTE REQUIRED

     Approval of this Proposal 5 will require the affirmative vote of the holders of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

     The Board of Directors recommends that shareholders vote "FOR" the proposal to adopt the 2005 Stock Option Plan.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                                THIS PROPOSAL 5.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of Non-Employee Directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers of the Company. The Compensation Committee has furnished the following report on executive compensation for the fiscal year ended December 31, 2004. The Compensation Committee held two meetings during fiscal year 2004.

     As part of its duties, the Compensation Committee reviews compensation levels of the executive officers to confirm that compensation is in line with performance and industry practices. The goal of the committee is to ensure the compensation practices of the Company are sufficient to: (i) enable the Company to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Company; (ii) align compensation with business objectives and performance; and (iii) align incentives for executive officers with the interest of shareholders in maximizing shareholder value. The Company emphasizes performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. The Company intends to review its compensation practices, as needed, by comparing them to surveys of relevant competitors and set objective compensation parameters based on this review. Compensation policies also reflect the competition for executive talent and the unique challenges and opportunities facing the Company in the our market.

     The Company's compensation program for all employees includes both cash and equity-based elements. Because it is directly linked to the interest of our shareholders, equity-based compensation is emphasized in the design of the Company's compensation programs. Consistent with competitive practices, the Company utilizes a cash bonus plan based on achievement of financial performance objectives.

CASH COMPENSATION

     SALARY. The Company sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group, including companies similar in size and business that compete with the Company in the recruitment and retention of senior personnel. Individual salaries for each executive officer are set based on experience, performance and contribution to the Company's results, as well as our financial performance.

     CASH BONUSES. Selected employees and executive officers are eligible to participate in the Company's cash bonus plan, with executive employee bonuses determined by the Compensation Committee of the Board of Directors. This plan provides cash awards for meeting certain performance goals, based on a matrix in which 100% or more of target may be achieved only if the Company's results meet targets. Individual bonus amounts are determined by company performance and the employee's direct responsibilities and their impact on the Company's results. The corporate financial goals are based on the approved operating plan and any periodic updates thereto.

EQUITY-BASED COMPENSATION

     Initial or "new-hire" options are granted to executive officers when they first join the Company. In addition, restricted stock may be sold to certain executive officers when they first join the Company. Thereafter, options may be granted and restricted stock may be sold to each executive officer from time to time based on performance. To enhance retention, options granted and restricted stock sold to executive officers are subject to vesting restrictions that generally lapse over four years. The amount of actual options granted depends on the individual's level of responsibility and a review of stock option grants of positions at a broad peer group.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     When setting the Chief Executive Officer's compensation, the committee does so without such person's attendance. The Chief Executive Officer's salary, bonus and equity grants follow the policies set forth above. In determining Ms. Hartwick's compensation package, the Committee considered compensation practices at other high tech companies with which Hartcourt competes for talent. The committee uses other industries for comparable measures, which have some of the same marketing, sales, research and development and operations challenges.

POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

     We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the chief executive officer and the next four most highly compensated executive officers of a publicly-held company is limited to $1 million per year, unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

     The committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

     Submitted  by:

     Compensation Committee

     Dr. Billy Wang, Chair
     Geoffrey Wei

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

     The members of the Compensation Committee are set forth in the preceding section. No interlocking relationships existed during the fiscal year ended December 31, 2004 between our Board of Directors or our Compensation Committee and the Board of Directors and compensation committee of any other company.

                          STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return to shareholders on our common stock with the cumulative total return on the NASDAQ Stock Market Index-U.S. ("NASDAQ US Index") and Morgan Stanley High-Tech Index for the period commencing on December 31, 1999, and ending on June 15, 2005. The following graph assumes the investment of $100 in the Company's Common Stock and in the two other indices, and reinvestment of all dividends.

     The comparisons shown in the graph below are based upon historical data. We consistently caution that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of our common stock.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL]

                                                          MORGAN STANLEY
          DATE         HRCT($)       NASDAQ INDEX($)     HIGH-TECH INDEX
       31-Dec-99          100               100                 100
        3-Jan-00        102.9              96.8                95.6
        1-Feb-00         91.3             115.4               112.7
        1-Mar-00         79.7             112.4               115.3
        3-Apr-00         51.1              94.9               106.3
        1-May-00         41.1              83.6                98.5
        1-Jun-00         54.4              97.5               110.3
        3-Jul-00         44.0              92.6               107.0
        1-Aug-00         34.9             103.4               121.3
        1-Sep-00         34.9              90.3               103.3
        2-Oct-00         13.7              82.8               100.8
        1-Nov-00          6.0              63.8                77.0
        1-Dec-00          3.7              60.7                72.6
        2-Jan-01         11.3              68.1                85.5
        1-Feb-01          7.0              52.9                64.5
        1-Mar-01          3.7              45.2                56.9
        2-Apr-01          3.2              52.0                66.0
        1-May-01          2.9              51.9                61.8
        1-Jun-01          2.3              53.1                62.9
        2-Jul-01          2.1              49.8                59.2
        1-Aug-01          1.5              44.4                52.0
        4-Sep-01          1.3              36.8                40.6
        1-Oct-01          3.3              41.5                48.0
        1-Nov-01          2.7              47.4                55.8
        3-Dec-01          2.4              47.9                55.1
        2-Jan-02          1.9              47.5                54.7
        4-Feb-02          1.2              42.5                46.0
        1-Mar-02          1.2              45.3                49.4
        1-Apr-02          1.0              41.5                43.4
        1-May-02          0.7              39.7                41.9
        3-Jun-02          0.6              36.0                36.1
        1-Jul-02          0.4              32.6                32.6
        1-Aug-02          0.4              32.3                31.8
        3-Sep-02          0.3              28.8                25.9
        1-Oct-02          0.4              32.7                31.6
        1-Nov-02          0.5              36.3                37.1
        2-Dec-02          0.4              32.8                31.2
        2-Jan-03          0.4              32.5                31.3
        3-Feb-03          0.4              32.9                31.3
        3-Mar-03          0.6              33.0                31.2
        1-Apr-03          3.3              36.0                34.5
        1-May-03          4.0              39.2                39.8
        2-Jun-03          3.6              39.9                39.8
        1-Jul-03          5.5              42.6                41.9
        1-Aug-03          4.1              44.5                45.7
        2-Sep-03          3.7              43.9                44.7
        1-Oct-03          4.9              47.5                49.2
        3-Nov-03          4.1              48.2                50.4
        1-Dec-03          3.9              49.2                51.7
        2-Jan-04          4.4              50.8                54.7
        2-Feb-04          3.5              49.9                53.8
        1-Mar-04          3.3              49.0                52.9
        1-Apr-04          2.3              47.2                49.5
        3-May-04          2.4              48.8                51.5
        1-Jun-04          1.7              50.3                53.5
        1-Jul-04          1.4              46.4                47.6
        2-Aug-04          1.3              45.2                45.8
        1-Sep-04          1.3              46.6                48.4
        1-Oct-04          1.3              48.5                49.8
        1-Nov-04          1.0              51.5                52.9
        1-Dec-04          0.9              53.5                55.1
        3-Jan-05          0.8              50.7                51.4
        1-Feb-05          0.7              50.4                51.4
        1-Mar-05          0.8              49.1                49.5
        1-Apr-05          0.7              47.2                47.4
        2-May-05          0.7              50.8                52.0
        1-Jun-05          0.6              50.5                51.3
       15-Jun-05          0.7              51.0                54.3

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings made by us under those statutes, the Compensation Committee Report and stock performance graph shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any of our future filings.

                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business, which the Board of Directors intends to present or knows that others will present, is as set forth above. If any other matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors

                                             /s/ Billy Y. N. Wang
July 25, 2005                                Chairman


                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. This document incorporates by reference the Annual Report on Form 10-KSB for fiscal year ended December 31, 2004 filed with the SEC in conjunction with this Proxy Statement. This document contains important information about the Company and its finances.

     You can obtain any documents incorporated by reference in this Proxy Statement from the Company, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement. Requests should be sent to the Secretary, The Hartcourt Companies, Inc., 3F, No.710 Chang Ping Road Shanghai, China 200040.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

     THIS PROXY STATEMENT IS DATED JULY 25, 2005. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO THE COMPANY SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

PROXY CARD
                          THE HARTCOURT COMPANIES, INC.


             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                      MONDAY, AUGUST 15, 2005 AT 10:00 A.M.
                Luxor Las Vegas, 3900 Las Vegas Boulevard South,
                            Las Vegas, Nevada 89119.

     The undersigned hereby appoints Dr. Billy Wang and Carrie Hartwick, and each of them, as proxies for the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of common stock of The Hartcourt Companies, Inc. (the "Company") that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any matters that may properly come before the Company's Annual Meeting of Shareholders to be held on August 15, 2005, and at any and all adjournments thereof, as set forth under the heading "Transaction of Other Business" in the accompanying proxy statement. IF NO OTHER INDICATION IS MADE, AT THE MEETING AND AT ANY AND ALL ADJOURNMENTS THEREOF, THE PROXY HOLDERS WILL VOTE FOR (I) THE ELECTION OF DIRECTOR NOMINEES, AND (II) THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

     IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES. PLEASE MARK YOUR VOTE LIKE THIS. [X]

1.   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

     INCREASE AUTHORIZED SHARES OF COMMON STOCK BY 185,000,000 SHARES AND

     ELIMINATE THE AUTHORIZATION OF 1,000 SHARES OF PREFERRED STOCK

     [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

2.   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

     EXTEND TERM OF DIRECTORS FROM ONE YEAR TO TWO YEARS

     [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN


3.   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

     ELECTION OF FIVE DIRECTORS.

01-BILLY WANG  02-GEOFFREY WEI  03-VICTOR ZHOU  04-CARRIE HARTWICK  05-WILSON LI

     [ ]  FOR ALL      [ ]  WITHHOLD ALL

     [ ]  _______________________________________________________________
          IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME OF THE NOMINEE(S) ON THE LINE ABOVE.


4.   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

     [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN


5.   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

     ADOPTION OF 2005 STOCK OPTION PLAN

     [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

6. TRANSACT ANY OTHER BUSINESS THAT IS PROPERLY PRESENTED AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

     I PLAN TO ATTEND HARTCOURT'S 2005 ANNUAL MEETING OF SHAREHOLDERS.
     Y [ ] N [ ]

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

Dated: ________________________, 2005


                                               _____________________________
                                               Signature


                                               _____________________________
                                               Signature (Joint Owner)


                                            NOTE: Please sign exactly as your
                                            name(s) appear(s) on your stock
                                            certificate. If shares of stock
                                            stand of record in the names of two
                                            or more persons or in the name of
                                            husband and wife, whether as joint
                                            tenants or otherwise, both or all of
                                            such persons should sign the proxy.
                                            If shares of stock are held of
                                            record by a corporation, the proxy
                                            should be executed by the president
                                            or vice president and the secretary
                                            or assistant secretary. Executors,
                                            administrators or other fiduciaries
                                            who execute the above proxy for a
                                            shareholder should give their full
                                            title. Please date the proxy.

                                   APPENDIX A
                                   ----------

                         COMPENSATION COMMITTEE CHARTER

                          THE HARTCOURT COMPANIES, INC.
                         COMPENSATION COMMITTEE CHARTER

1.   PURPOSE

     The Compensation Committee is created by the Board of Directors of our company in order to:

     1.1 Determine the appropriate policy for the company's executive pay and benefit programs;

     1.2  Review the performance of the senior executive officers;

     1.3 Discharge the Board's responsibilities relating to compensation of the Company's executives and produce a report on executive compensation for inclusion in the Company's annual report, in accordance with applicable rules and regulations.

2.   MEMBERSHIP

     The Compensation Committee shall consist of at least two members, all of whom shall be independent directors. Members of the Committee shall be appointed by the Board of Directors and may be removed by the Board of Directors at its discretion.

3.   OPERATING POLICIES

     3.1 The Compensation Committee shall meet as often as it determine is necessary or appropriate to carry out its responsibilities under this charter. The Chairperson of the Compensation Committee, in consultation with other committee members, shall determine the frequency and length of the Compensation Committee meetings and shall set meeting agendas consistent with this charter.

     3.2 The Compensation Committee shall meet at such times and places as the Compensation Committee shall deem advisable on the call of the Chairperson of the Compensation Committee, the Chairman of the Board, the Chief Executive Officer, or, in their absence, by any member of the Compensation Committee.

     3.3 The Compensation Committee shall take the minutes of all Compensation Committee meetings and approve them by subsequent action. The Compensation Committee shall circulate the minutes of the Compensation Committee meetings to the Board for review.

4.   DUTIES AND RESPONSIBILITIES

     4.1 The Compensation Committee shall review and recommend to the Board the company's senior management compensation and benefits policies generally, including any incentive-compensation plans and equity-based plans of the company. In reviewing and recommending such compensation and benefits

     4.2 policies, the Compensation Committee may consider the recruitment, development, promotion, retention and compensation of senior executives and other employees of the company and any other factors that it deems appropriate. The Compensation Committee shall report to the Board the results of such review and its recommendation with respect to the company's senior management compensation and benefits policies.

     4.3 On an annual basis, the Compensation Committee shall review and recommend to the Board for each executive officers his or her (i) annual base salary, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) any other compensation, ongoing perquisites or special benefit item. In so reviewing and recommending executive officer compensation, the Compensation Committee shall, among other things:

          - identify corporate goals and objectives relevant to executive officer compensation;

          - evaluate each executive officer's performance in light of such goals and objectives and approve each executive officer's compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the company;

          - determine any long-term incentive component of each executive officer's compensation, taking into account awards made to such executive officer in past years, the company's business and financial performance, shareholder return, the value of similar incentive awards at comparable companies and such other factors as the Compensation Committee deems appropriate and in the best interests of the company.

     4.4 The Compensation Committee shall review executive performance and prepare a report on executive compensation for inclusion in the company's annual report, in accordance with applicable rules and regulations.

     4.5 The Compensation Committee shall conduct an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

     4.6 The Compensation Committee shall have the authority to delegate any of its responsibilities to subcommittee as the Committee may deem appropriate at its sole discretion. The Compensation Committee has the authority to retain independent, outside counsel or other professional services as it deems necessary, without seeking Board approval. The Compensation Committee shall have sole authority to approve related fees and retention terms.

                                   APPENDIX B
                                   ----------

                          NOMINATION COMMITTEE CHARTER

                          THE HARTCOURT COMPANIES, INC.
                          NOMINATION COMMITTEE CHARTER

1.   PURPOSE

     The primary purpose of the Nomination Committee is to assist the Board of Directors in fulfilling its responsibilities to shareholders to ensure that at all times the composition, structure and operation of the Board is of the highest standard.

2.   COMPOSITION

     2.1 The committee shall be members of, and appointed by, the Board of Directors and shall comprise at least two directors. Directors serving on this committee should have diverse, complementary backgrounds, the majority of which are independent of management and the company. In the event that the committee comprises only two directors, both directors should be independent. The Chairperson of the committee will be appointed by the Board upon the recommendation of the committee.

     2.2 The members of the committee may be removed or replaced, and any vacancies on the committee will be filled, by the Board upon the recommendation of the committee.

3.   MEETINGS

     3.1 The committee shall meet at least once each year, with additional meetings when circumstances require, as determined by the committee chairperson.

     3.2 The chairperson of the committee develops and sets the committee's agenda, in consultation with management. The agenda and information concerning the business to be conducted at each committee meeting shall, to the extent practical, be communicated to the members of the committee sufficiently in advance of each meeting to permit meaningful review.

     3.3 Members of the committee are expected to be present at all meetings. As necessary, the Chairperson of the committee may request that members of management, consultants or others, which it may deem appropriate, be present at committee meetings.

     3.4 The committee reports regularly following its meeting schedule to the entire Board and submits to the Board the minutes of its meetings. Minutes of meetings of the committee shall be kept by the company secretary. The secretary shall maintain a permanent record of the minutes, and shall distribute minutes to members of the committee and directors who are not members of the committee.

     3.5 The committee conducts an annual performance self-evaluation and reports to the Board the results of the self-evaluation. The committee assesses the adequacy of this charter periodically and recommends any changes to the Board.

4.   RESPONSIBILITIES

     4.1 The committee shall review, on an annual basis, the structure and operation of the Board with regard to all governing legislation and the highest standards of corporate governance and where necessary recommend changes to the Board in relation to its structure or operation.

     4.2 The committee shall review, on an annual basis, the qualification, skills, experience and diversity represented on the Board and having regard to the strategic direction of the company, identify and recommend to the Board any changes required to the Board composition.

     4.3 At the request of the Board, the committee will conduct a selection process identifying suitable candidates with the required qualifications, skills and experience for appointment to the Board. The committee will recommend the selected candidate to the Board for appointment.

     4.4 The committee shall make recommendations to the Board in relation to appropriate performance criteria, for both the individual directors and full board acting as a collective body. This may include such items as level of director attendance, preparedness, participation and candor.

     4.5 The committee shall reassess the adequacy of this charter at least annually and submit any proposed changes to the Board for review, discussion and approval.

     The foregoing list of duties is not exhaustive, and the committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its duties. The committee shall have the power to delegate its authority and duties to subcommittees or individual members of the committee, as it deems appropriate.

                                   APPENDIX C
                                   ----------

                             AUDIT COMMITTEE CHARTER

                          THE HARTCOURT COMPANIES, INC.
                             AUDIT COMMITTEE CHARTER

MEMBERSHIP

The Audit Committee will consist of a minimum of two members of the Board of Directors (or three members if the company is no longer qualified as small business issuer), all of whom shall be independent directors. All such members will be financially literate, with at least one member possessing accounting or financial management expertise. Audit Committee members shall have had no relationship with the Company or its management that may interfere with their exercise of independence. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors.

RESPONSIBILITES

The responsibilities of the Audit Committee shall include: Reviewing and assessing the adequacy of the Audit Committee's charter annually. The charter shall be disclosed in the proxy statement at least once every three years.

Reviewing, evaluating and recommending annually to the Board of Directors the selection, retention or termination of the independent auditors, and ensuring a clear understanding exists that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of shareholders.

Reviewing and assuring the independence of the independent auditors. This review shall cover and include services, fees and a formal written statement from the independent auditors regarding relationships between the independent auditors and the Company.

Reviewing and discussing with management and the independent auditors the Company's financial reporting and its accounting policies and practices, including any significant changes.

Reviewing the results of the audit for each fiscal year of the Company with the independent auditors and appropriate management representatives, and recommending to the Board inclusion of the financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC.

Reviewing with the independent auditors and management the results of the independent auditors' review of the quarterly financial statements, including any significant accounting or disclosure issues, prior to filing Quarterly Reports on Form 10-Q with the SEC.


Reviewing the internal audit function of the Company, including the proposed programs for the coming year. Reviewing progress of the internal audit program, key findings, and management's action plans to address findings.

Reviewing with management and the independent auditors the adequacy of the Company's internal controls, including computerized information system controls and security. Such review will include inquiry about significant risks and exposures to the Company and the steps management has taken to minimize or manage such risks.

Periodically reviewing the Company's policies with respect to legal compliance, conflicts of interest and ethical conduct. Recommending to the Board of Directors any changes in these policies, which the Committee deems appropriate.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report to the Board regarding the Committee's examinations and recommendations.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

MEETINGS AND REPORTS

The Audit Committee shall hold regular meetings at least four times each year generally in conjunction with the regularly scheduled meetings of the Board of Directors, and such special meetings as the Chair of the Audit Committee or the Chairman of the Board may direct. The Audit Committee shall maintain written minutes of its meetings, which will be filed with the minutes of the Board of Directors.

                                   APPENDIX D

                             2005 STOCK OPTION PLAN

                          THE HARTCOURT COMPANIES, INC.
                          -----------------------------

                        2005 INCENTIVE COMPENSATION PLAN

     1. PURPOSE. The purpose of this 2005 Incentive Compensation Plan (the "Plan") is to assist The Hartcourt Companies, Inc., a Utah corporation (the "Company") and its Related Entities in attracting, motivating, retaining and rewarding high-quality Employees, officers, Directors and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the interests between such persons and the Company's stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

          (a) "APPLICABLE LAWS" means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

          (b) "AWARD" means any award granted pursuant to the terms of this Plan including, an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

          (c) "BENEFICIARY" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (d) "BOARD" means the Company's Board of Directors.

          (e) "CAUSE" shall, with respect to any Participant, have the equivalent meaning (or the same meaning as "cause" or "for cause") set forth in any employment agreement between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment agreement with the Company (or a Related Entity), if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company's or a Related Entity's policy for employee conduct, if any, (vi) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (vii) use of alcohol, drugs or other similar substances affecting the Participant's work performance, or (viii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant's Continuous Service was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

          (f) "CHANGE IN CONTROL" means and shall be deemed to have occurred on the earliest of the following dates:

               (i) the date on which any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) obtains "beneficial ownership" (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities ("Voting Stock");

               (ii) the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction: (1) (a) in which substantially all of the holders of Company's Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company's capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

               (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or

               (iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

     For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

     Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply to any Award).

          (g) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (h) "COMMITTEE" means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors or Consultants.

          (i) "CONSULTANT" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (j) "CONTINUOUS SERVICE" means uninterrupted provision of services to the Company as an Employee, a Director, or a Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, as either an Employee, a Director, or a Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity as either an Employee, a Director, or a Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

          (k) "CORPORATE TRANSACTION" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

               (i) a sale, lease, exclusive license or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

               (ii) a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or

               (iii) a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.

          (l) "COVERED EMPLOYEE" means an Eligible Person who is designated by the Committee as likely to be a "covered employee" within the meaning of Section 162(m) of the Code and the regulations thereunder.

          (m) "DEFERRED STOCK" means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.

          (n) "DIRECTOR" means a member of the Board or the board of directors of any Related Entity.

          (o) "DISABILITY" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

          (p) "DIVIDEND EQUIVALENT" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

          (q) "EFFECTIVE DATE" means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the approval of the stockholders of the Company.

          (r) "ELIGIBLE PERSON" means all Employees (including officers), Directors and Consultants of the Company or of any Related Entity. The foregoing notwithstanding, only employees of the Company, the Parent, or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

          (s) "EMPLOYEE" means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The Payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

          (t) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (u) "FAIR MARKET VALUE" means the fair market value of Stock, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of Stock as of any given date, on which the Stock is publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          (v) "GOOD REASON" shall, with respect to any Participant, have the equivalent meaning (or the same meaning as "good reason" or "for good reason") set forth in any employment agreement between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean
(i) the assignment to the Participant of any duties inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company (or a Related Entity), or any other action by the Company (or a Related Entity) which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company (or a Related Entity) to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company's (or Related Entity's) requiring the Participant to be based at any office or location more than fifty miles from the location of employment as of the date of Award, except for travel reasonably required in the performance of the Participant's responsibilities;
(iv) any purported termination by the Company (or a Related Entity) of the Participant's Continuous Service otherwise than for Cause as defined in Section 2(f), or by reason of the Participant's Disability as defined in Section 2(o), prior to the Expiration Date; or (v) any reduction in the Participant's base salary.

          (w) "INCENTIVE STOCK OPTION" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

          (x) "NON-EMPLOYEE DIRECTOR" means a Director of the Company who is not an Employee.

          (y) "NON-QUALIFIED STOCK OPTION" means any Option that does not qualify as an Incentive Stock Option or is designated as a non-qualified stock option.

          (z) "OPTION" means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

          (aa) "OTHER STOCK-BASED AWARDS" means Awards granted to a Participant pursuant to Section 6(h) hereof.

          (bb) "PARENT" means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

          (cc) "PARTICIPANT" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (dd) "PERFORMANCE AWARD" means a right, granted to an Eligible Person under Section 7 hereof, to receive Awards based upon performance criteria specified by the Plan Administrator that will qualify as "performance-based" awards under Section 162(m) of the Code.

          (ee) "PERSON" has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 12(d) thereof.

          (ff) "PLAN ADMINISTRATOR" means the Board or any Committee delegated by the Board to administer the Plan.

          (gg) "RELATED ENTITY" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.

          (hh) "RESTRICTED STOCK" means Stock granted to a Participant under
Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (ii) "RULE 16B-3" and "RULE 16A-1(C)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act.

          (jj) "SHARES" means the shares of the Company's Common Stock, and the shares of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

          (kk) "STOCK" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for the Company's Common Stock pursuant to Section 10(c) hereof.

          (ll) "STOCK APPRECIATION RIGHT" means a right granted to a Participant pursuant to Section 6(c) hereof.

          (mm) "SUBSIDIARY" means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. ADMINISTRATION.

          (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

          (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each such person.

               (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii) To amend the Plan or an Award as provided in Section 10(e).

               (iv) To terminate or suspend the Plan as provided in Section
10(e).

               (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

          (c) DELEGATION TO COMMITTEE.

               (i) GENERAL. The Board may delegate administration of the Plan to a committee or committees of one (1) or more persons. To the extent required by Applicable Laws, such committee shall be composed (A) of Directors and (B) of the minimum number of persons required by Applicable Laws. The term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

               (ii) SECTION 162(M) AND RULE 16B-3 COMPLIANCE. In the discretion of the Board, the Committee may consist solely of two or more "Outside Directors", in accordance with Section 162(m) of the Code, and/or solely of two or more "Non-Employee Directors", in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of two or more members of the Board the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or
(c) not then subject to Section 16 of the Exchange Act.

          (d) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

          (e) ARBITRATION. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. ("JAMS") in Phoenix, Arizona. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys' fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

          (f) LIMITATION OF LIABILITY. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. STOCK SUBJECT TO PLAN.

          (a) LIMITATION ON OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 11(c) hereof, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be equal to Thirty-Five Million (35,000,000) Shares. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          (b) AVAILABILITY OF SHARES NOT DELIVERED UNDER AWARDS.

               (i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(b)(iv) below.

               (ii) If any Shares issued pursuant to an Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Shares not acquired under such Award shall revert to and again become available for issuance under the Plan, subject to Section 4(b)(iv) below.

               (iii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan, subject to Section 4(b)(iv) below.

               (iv) Notwithstanding anything in this Section 4(b) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Section 422 of the Code that the Plan designate a maximum aggregate number of shares that may be issued.

          (c) APPLICATION OF LIMITATIONS. The limitation contained in this
Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.

          (a) ELIGIBILITY. Awards may be granted under the Plan only to Eligible Persons.

          (b) PER-PERSON AWARD LIMITATIONS. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted an Award under which more than 15,000,000 Shares could be received by the Participant, subject to adjustment as provided in Section 10(c). In addition, the maximum amount that may be earned as a Performance Award (payable in cash) or other Award (payable or settled in cash) by any one Participant shall be $5,000,000 for each year of the performance period.

     6. TERMS OF AWARDS.

          (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

          (b) OPTIONS. The Plan Administrator is authorized to grant Options to Participants on the following terms and conditions:

               (i) OPTION AGREEMENT. Each grant of an Option shall be evidenced by an Option agreement. Such Option agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in an Option agreement. The provisions of the various Option agreements entered into under the Plan need not be identical.

               (ii) NUMBER OF SHARES. Each Option agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11(c) hereof. The Option agreement shall also specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.

               (iii) EXERCISE PRICE.

                    (A) IN GENERAL. Each Option agreement shall state the per Share price at which Shares subject to the Option may be purchased (the "Exercise Price"), which shall be, with respect to Incentive Stock Options, not less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Plan Administrator; provided, however, that notwithstanding any other provision of the Plan, any Non-Qualified Stock Option granted with an exercise price less than the per Share Fair Market Value on the date of grant shall be structured to avoid the imposition of any excise tax under Section 409A of the Code, unless otherwise specifically determined by the Plan Administrator.

                    (B) TEN PERCENT STOCKHOLDER. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Related Entity, any Incentive Stock Option granted to such Participant must have an Exercise Price per share of at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant.

               (iv) TIME AND METHOD OF EXERCISE. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements). The Plan Administrator may also determine the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions. The Board or the Committee may determine the methods by which such exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

               (v) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Rights in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has consented in writing to the change that will result in such disqualification. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

                    (1) the Option shall not be exercisable more than ten (10) years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

                    (2) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then such Participant's Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-Qualified Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code.

               (vi) REPURCHASE RIGHTS. The Committee and the Board shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock. Should the Participant's Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares, at either (a) the exercise price paid per share, (b) the Fair Market Value or (c) the lower of the exercise price paid per share and the Fair Market Value. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          (c) STOCK APPRECIATION RIGHTS. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions, which terms and conditions shall be specified in a Stock Appreciation Rights agreement:

               (i) RIGHT TO PAYMENT. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.

               (ii) OTHER TERMS. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards. Notwithstanding any other provision of the Plan, unless otherwise exempt from
Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Appreciation Right shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

          (d) RESTRICTED STOCK. The Plan Administrator is authorized to grant Restricted Stock to Participants on the following terms and conditions, which terms and conditions shall be specified in a Restricted Stock agreement:

               (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Restricted Stock agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to
Section 11(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

               (ii) FORFEITURE. Except as otherwise determined by the Plan Administrator at the time of the grant of the Restricted Stock, upon termination of a Participant's Continuous Service during the applicable vesting period, the Participant's Restricted Stock that is at that time subject to vesting or other restrictions shall be forfeited and reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that vesting or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

               (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner, as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

               (iv) DIVIDENDS AND SPLITS. As a condition to the grant of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

          (e) DEFERRED STOCK. The Plan Administrator is authorized to grant Deferred Stock to Participants, which are rights to receive Shares, cash, or a combination thereof at the end of a specified time period, subject to the following terms and conditions, which terms and conditions shall be specified in a Deferred Stock agreement:

               (i) AWARD AND RESTRICTIONS. Satisfaction of a Deferred Stock award shall occur upon expiration of the time period specified for such Deferred Stock award by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. Deferred Stock may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, a of Deferred Stock award carries no voting or dividend or other rights associated with Share ownership. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Deferred Stock award shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

               (ii) FORFEITURE. Except as otherwise determined by the Plan Administrator, upon termination of a Participant's Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Deferred Stock agreement), the Participant's Deferred Stock (other than those Deferred Stock subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Deferred Stock agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Deferred Stock.

               (iii) DIVIDEND EQUIVALENTS. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock award shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.

          (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Plan Administrator is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.

          (g) DIVIDEND EQUIVALENTS. The Plan Administrator is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify. Each Dividend Equivalent award shall be memorialized in a Deferred Stock agreement. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Dividend Equivalent shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

          (h) OTHER STOCK-BASED AWARDS. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. The Plan Administrator shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Participant's Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at a price determined by the Administrator at the time of grant, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Award granted pursuant to this Section shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

     7. TAX QUALIFIED PERFORMANCE AWARDS.

          (a) COVERED EMPLOYEES. The Committee, composed in compliance with
Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 7 shall be applicable to such Award.

          (b) PERFORMANCE CRITERIA. If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges,
(ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

          (c) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than twelve (12) months and no longer than five (5) years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under
Section 162(m) of the Code.

          (d) ADJUSTMENTS. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 7. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

          (e) COMMITTEE CERTIFICATION. No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Section 162(m) of the Code.


     8. CERTAIN PROVISIONS APPLICABLE TO AWARDS OR SALES.

          (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.

          (b) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

          (c) EXEMPTIONS FROM SECTION 16(B) LIABILITY. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to
Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

     9. CHANGE IN CONTROL; CORPORATE TRANSACTION.

          (a) CHANGE IN CONTROL.

               (i) The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any Award, including if we undergo a Change in Control. In addition, the Plan Administrator may provide in an Award agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control.

               (ii) In addition to the terms of Section 10(a)(i) above, the effect of a "change in control," may be provided (1) in an employment, compensation, or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant's employment, compensation, or severance with or from the Company or such Related Entity, or
(2) in the agreement evidencing the Award.

          (b) CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may either (i) assume, (ii) continue any or all Awards outstanding under the Plan or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, then such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction). The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of all Awards (and, if applicable, the time at which such Awards may be exercised) in full or as to some percentage of the Award to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of each Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price). The Plan Administrator, in its sole discretion, shall determine whether each Award is assumed, continued, substituted or terminated.

               With respect to Restricted Stock and any other Award granted under the Plan that the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor's parent company) in connection with such Corporate Transaction. In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).

          (c) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the Participant Continuous Service has not terminated.

     10. GENERAL PROVISIONS.

          (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Plan Administrator, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

          (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES.

               (i) GENERAL. Except as provided in an Award agreement, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

               (ii) PERMITTED TRANSFER OF AN AWARD. The Plan Administrator, in its sole discretion, may permit the transfer of an Award (but not an Incentive Stock Option) to one or more Beneficiaries or other transferees during the lifetime of the Participant, if and to the extent permitted by the Plan Administrator pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Plan Administrator may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Plan Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Plan Administrator.

          (c) ADJUSTMENTS.

               (i) ADJUSTMENTS TO AWARDS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as it may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter,
(B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

               (ii) OTHER ADJUSTMENTS. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted under Section 7 hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Section 162(m) of the Code and regulations thereunder.

          (d) TAXES. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of stockholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders if required under Applicable Laws. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.

          (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

          (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

          (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under
Section 162(m) of the Code.

          (i) FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Arizona without giving effect to principles of conflicts of laws, and applicable federal law.

          (k) PLAN EFFECTIVE DATE AND STOCKHOLDER APPROVAL; TERMINATION OF PLAN. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Applicable Laws, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may no Shares may be issued in the event stockholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of Shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the stockholders to the extent required by Applicable Laws).


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